The Vantagepoint Funds
Semi-Annual 6/30/2003
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %
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

                                          All-Equity Growth                   Long-Term Growth          Traditional Growth
Name of Fund Owned                Market Value      % of Total MV    Market Value    % of Total MV  Market Value    % of Total MV

Growth & Income                      $15,704,159         19.95%      $126,116,637         19.94%    $93,856,416        14.89%
Equity Income                        $11,804,702         15.00%       $63,237,132         10.00%    $62,710,303         9.95%
International                        $15,734,066         19.99%       $63,057,892          9.97%    $62,573,928         9.93%
US Government                                 $0          0.00%                $0          0.00%             $0         0.00%
Income Preservation                           $0          0.00%                $0          0.00%   $190,895,516        30.29%
Aggressive Opportunities             $15,822,376         20.10%       $95,273,416         15.06%    $63,213,358        10.03%
Core Bond                                     $0          0.00%      $126,980,226         20.08%    $63,048,293        10.00%
Growth                               $19,656,044         24.96%      $126,274,512         19.97%    $93,956,114        14.91%
Overseas Equity Index                         $0          0.00%       $31,490,419          4.98%             $0         0.00%

Total Market Value                   $78,721,347        100.00%      $632,430,234        100.00%  $630,253,928       100.00%


                                        Conservative Growth                 Savings Oriented
Name of Fund Owned                Market Value      % of Total MV    Market Value    % of Total MV

Growth & Income                      $31,332,231          9.93%       $17,391,468          9.90%
Equity Income                        $31,370,605          9.95%       $17,410,687          9.91%
International                        $15,625,763          4.95%        $8,619,750          4.91%
US Government                                 $0          0.00%       $17,548,389          9.98%
Income Preservation                 $158,430,063         50.23%      $114,715,101         65.30%
Aggressive Opportunities             $15,786,947          5.01%                $0          0.00%
Core Bond                            $31,493,554          9.99%                $0          0.00%
Growth                               $31,362,225          9.94%                $0          0.00%
Overseas Equity Index                         $0          0.00%                $0          0.00%

Total Market Value                  $315,401,388        100.00%      $175,685,395        100.00%
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